As filed with the Securities and Exchange Commission on April 30, 2026

REGISTRATION NO. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wetour Robotics Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	4731	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 7003
3300 N Interstate 35 Ste 700
Austin, TX 78705

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Wetour Travel Tech LLC
Room 7003
3300 N Interstate 35 Ste 700

Austin, TX 78705
Tel: (617) 581-7632

Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Lawrence S. Venick, Esq.
 Loeb & Loeb LLP
 10100 Santa Monica Boulevard, Suite 2200
Los Angeles, CA 90067
Telephone: +1 310 728-5129

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and the selling shareholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 30, 2026

PROSPECTUS

Wetour Robotics Limited

19,000,000 Ordinary Shares

This prospectus relates to the resale from time to time of an aggregate of 19,000,000 shares (the “Resale Shares”) of Wetour Robotics Limited (the “Company”), par value of $0.0001 per share (“Ordinary Shares”), by the selling shareholders identified in this prospectus under “Selling Shareholders” (the “Selling Shareholders”).

We will not receive any of the proceeds from the sale of the Resale Shares by the Selling Shareholders.

The Selling Shareholders may sell all or a portion of the Resale Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The names of any underwriters may be stated in the applicable prospectus supplement, if any such prospectus supplement is prepared. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. For additional information on the methods of sale that may be used by the Selling Shareholders, see “Plan of Distribution” beginning on page 32 of this prospectus.

We will bear all costs, expenses and fees in connection with the registration of the Resale Shares offered hereby.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “WETO”. On April 29, 2026, the closing trading price of our Ordinary Shares was $0.60. The aggregate market value of our outstanding Ordinary Shares held by non-affiliates is $51,903,316 based on 82,000,000 outstanding Ordinary Shares as of April 30, 2026, of which 16,299,600 Ordinary Shares are held by affiliates, and a per share price of $0.79 based on the closing sale price of our Ordinary Shares on March 20, 2026, which is the highest closing sale price of our Ordinary Shares on the Nasdaq Capital Market within the prior 60 days. We have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to and including the date of this prospectus. After the date of this prospectus, we will not sell in primary offerings under General Instruction I.B.5 of Form F-3 securities having an aggregate market value, when added to the aggregate market value of securities sold by us in primary offerings under General Instruction I.B.5 of Form F-3 during the 12 calendar months immediately prior to and including the date of sale, of more than one-third of our public float.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 17 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2025 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement.

We are an exempted company incorporated in the Cayman Islands. On February 27, 2026, our shareholders passed a special resolution to change our name from Webus International Limited 微巴国际有限公司 to Wetour Robotics Limited. The “Company” or “our Company” refers to Wetour Robotics Limited, a Cayman Islands exempted company. “We,” “us,” and “our” refer to Wetour Robotics Limited and its subsidiaries. As a holding company with no material operations, our operations were conducted by: (1) our subsidiaries in the United States and the People’s Republic of China (the “PRC”); (2) our direct investment in Zhejiang Youba Technology Co., Ltd. (“Youba Tech” or the “VIE”) in the PRC; and (3) through certain contractual arrangements with Youba Tech (the “VIE Agreements”). This is an offering of the securities of the exempted company incorporated in the Cayman Islands. You are not investing in the VIE, as we hold 50% equity interests in Youba Tech and 50% VIE interests in Youba Tech through VIE Agreements. VIE interests are not equity interest. We are regarded as the primary beneficiary of Youba Tech for accounting purpose, and, therefore, we are able to consolidate the financial results of Youba Tech in our consolidated financial statements in accordance with U.S. GAAP. However, the VIE structure cannot completely replicate a foreign investment in China-based companies, as we only hold 50% equity interest in the VIE and do not and may never hold the equity interests over 50% in the VIE. Instead, the VIE structure provides contractual exposure to foreign investment in us. Because we do not hold equity interests in the VIE, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including regulatory review of overseas listing of companies in the PRC through special purpose vehicles and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material adverse change in our operations, and the value of all the securities we are registering for sale may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in the PRC as of the date of this prospectus.

There are legal and operational risks associated with being based in and having all operations in China through the VIE structure. The Chinese government took regulatory actions on certain U.S. listed Chinese companies and made statement that it will exert more oversight and control over offerings and listings by Chinese companies that are conducted overseas, such as those related to the use of variable interest entities and data security or anti-monopoly concerns. Our PRC subsidiaries and the VIE are located in China and are subject to complex and evolving PRC laws and regulations. For example, we face regulatory risks relating to offering our securities in the U.S., oversight on cybersecurity and data privacy.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland-China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which came into effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as an issuer making an application for initial public offering and listing in an overseas market; an issuer making a subsequent overseas securities offering after having been listed on an overseas market; or a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. According to the Notice on Arrangements for Overseas Securities Offering and Listing by Domestic Enterprises, published by the CSRC on February 17, 2023, a company that has already completed overseas listing or has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing before effective date of the new rules and also completes the offering or listing before September 30, 2023 will be considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. For the company that has already submitted offering and listing applications but not yet obtained the approvals from overseas securities regulators or exchanges shall choose to make its filing with the CSRC at a reasonable time but before the completion of the offering/listing. For the company that has already obtained CSRC approval for overseas listing or offering can continue its process during the valid term of the CSRC approval without additional filing and it shall make the filing pursuant to the new rules if it does not complete the offering or listing before the expiration of the original approval from CSRC. Based on the advice of our PRC legal counsel, AllBright Law Offices (“AllBright”), we are required to file the relevant documents with the CSRC in connection with this and any subsequent offerings in the same overseas market where we have previously offered and listed securities within three business days after the offering is completed. Failure to complete the filing under the New Overseas Listing Rules may subject a PRC domestic company to a warning and a fine of RMB 1 million to RMB 10 million, which could adversely and materially affect our business operations and financial outlook, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of our ordinary shares to significantly decline or such shares to become worthless. In the event of a serious violation of the New Overseas Listing Rules, the CSRC may impose a ban on entering into the securities market upon the relevant responsible persons. Any such violation that constitutes a crime shall be investigated for criminal liability according to law.

Additionally, on December 28, 2021, the Cyberspace Administration of China (the “CAC”), together with certain other PRC government authorities, jointly released the revised Cybersecurity Review Measures, which took effect on February 15, 2022, and replaced the previous draft issued on July 10, 2021. The revised Cybersecurity Review Measures provides that Critical Information Infrastructure Operators (“CIIOs”) that intend to purchase internet products and services and Data Processing Operators (“DPOs”) engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. In addition, CIIOs and DPOs that possess personal data of at least one (1) million users must apply for a review by the Cybersecurity Review Office, if they plan to conduct listings in foreign countries. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft).” Cyber Data Security Measure (Draft) provides that data processors shall apply for Cybersecurity Review for certain events, such as the merger, restructuring, division of an internet platform operator that holds a large amount of data relating to national security, economic development or public interests which affects or may affect the national security; overseas listing of a data processor that processes personal data for more than one million individuals; Hong Kong listing of a data processor that affects or may affect national security; other data processing activities that affect or may affect the national security.

Based on advice of AllBright, we are not an CIIO as defined in the Cybersecurity Review Measures, but we may be deemed to be a DPO engaging in data processing activities. As of the date of this prospectus, we do not believe we are obligated to apply for a cybersecurity review pursuant to the Cybersecurity Review Measures and Cyber Data Security Measure (Draft), as we do not process personal data for more than one million individuals under Cyber Data Security Measure (Draft), and we have not received any notice from applicable PRC governmental authorities that our PRC subsidiaries and the VIE may have carried out activities that affect or may affect national security. Furthermore, based on our business patterns and development plans, the number of individuals whose personal data is held by us is unlikely to reach the threshold of one million within the upcoming two years, and the personal data held by us is unlikely to affect national security. The existing PRC law and regulations does not explicitly require DPOs that have the personal information of more than one million users after the listing of its securities to apply for cybersecurity review. AllBright further advises us that if, in the future, we reach the threshold of one million, or any competent government authorities determines that our data processing activities may affect national security, we may be subject to the cybersecurity review. If, at any time in the future, we reach the threshold of holding the personal information of more than one million users, we plan to voluntarily apply for Cybersecurity Review even though we are not explicitly required to do so based on AllBright’s advice. Although we believe we would be approved by the CAC through the cybersecurity review, failure to pass such cybersecurity review or to comply with the data privacy and data security requirements raised during such cybersecurity review could subject us to penalties, damage its reputation and brand, and harm its business and results of operations. There may also be risks that we may not be able to continue our operations, which may lead to uncertainties of future financing by foreign investment or remaining listed and traded on an U.S. stock exchange.

Uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us, hinder our ability to offer or continue to offer securities, result in a material adverse effect on our business operations, and damage our reputation, which might further cause our securities to significantly decline in value.

Our auditor, Marcum Asia CPAs LLP, an independent registered public accounting firm headquartered in the United States, was not included in the determinations made by the Public Company Accounting Oversight Board (the “PCAOB”) on December 16, 2021. Additionally, on August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Protocol”) with the CSRC and the MOF governing inspections and investigations of audit firms based in mainland China and Hong Kong. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law. The Consolidated Appropriations Act contained, among other things, an identical provision to Holding Foreign Companies Accountable Act (the “HFCAA”), which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. As the result, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCAA as of the date of this prospectus. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered  public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and has resumed regular inspections since March 2023. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCAA as and when appropriate. Although we believe that the HFCAA and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of the HFCAA or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our operations in mainland China.

The VIE mainly conducts design, marketing, operation, and research and development activities in China, and we hold 50% equity interests in Youba Tech and 50% VIE interests in Youba Tech through VIE Agreements. Transfers of funds among our PRC subsidiaries and the VIE are free of restrictions. Remittances of funds from our PRC subsidiaries or the VIE to the Company are subject to review and conversion of Renminbi Yuan (“RMB”) to U.S. Dollar (“$”) through banks in China, which represents the State Administration of Foreign Exchange (“SAFE”) to monitor foreign exchange activities. Under the existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements with the banks. We have not declared or paid dividends in the past, nor any dividends or distributions were made by subsidiaries or the VIE to us. Furthermore, as of the date of this prospectus, no transfers, dividends, or distributions have been made among us, our subsidiaries, and the VIE. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. Currently, we do not have any plan to declare or pay any cash dividends to the U.S. investors in the foreseeable future, or settle amounts owed to our agreements, including the VIE Agreements, except to the agreements entered under normal business operation as discussed hereof. The cash transfer among us and our subsidiaries is intended to be made through dividends, capital contributions or intercompany loans between the holding company and its subsidiaries, if needed in the future. Funds may be paid by the VIE to Zhejiang Xinjieni Technology Co., Ltd., our wholly owned subsidiary in China (“WFOE”), as service fees according to the VIE Agreements. The WFOE may remit cash to the VIE subject to review and conversion of RMB to U.S. Dollars through WFOE’s bank in China. As of the date of this prospectus, none of our subsidiaries or the VIE has made any dividend payment or distribution to the holding company, and we have not made any dividends or distributions to U.S. investors. No cash generated from one subsidiary is used to fund another subsidiary’s operations, and we do not anticipate any difficulties or limitations on our ability to transfer cash between us and our subsidiaries outside mainland China. However, the transfer of cash in and out of mainland China is subject to review and procedures according to the requirements of the SAFE. Other than discussed above, we do not have any cash management policies that dictate the amount of such funding among us and the VIE.

We are both an “emerging growth company” and a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2026.

TABLE OF CONTENTS

Prospectus

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the selling shareholders have authorized anyone to provide you with different information. Neither we nor the selling shareholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F–3 that we filed with the Securities and Exchange Commission (the “SEC”). The Selling Shareholders may, from time to time, sell the Resale Shares offered by them described in this prospectus, as described under Plan of Distribution. We will not receive any proceeds from the sale by the Selling Shareholders of the Resale Shares offered by them described in this prospectus. Information about the Selling Shareholders may change over time. When the Selling Shareholders sell the Resale Shares under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. Before purchasing any Resale Security, you should carefully read both this prospectus and the accompanying prospectus supplement, if any (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information and “Incorporation of Certain Information by Reference.”

Neither we nor the Selling Shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Shareholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Before you invest in any securities offered by this prospectus, you should read this prospectus, any applicable prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

ii

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

●	“AI” are to artificial intelligence;

●	A&R memorandum and articles of association” are to the amended and restated memorandum and articles of association of Wetour Robotics Limited adopted special resolution on February 27, 2026;

●	“China” or “PRC” are to the People’s Republic of China, including Hong Kong and Macau; however, the only time such jurisdictions are not included in the definition of PRC and China is when we reference to the specific laws that have been adopted by the PRC. The term “Chinese” has a correlative meaning for the purpose of this prospectus;

●	Hangzhou Shunxing” is to Hangzhou Shunxing Technology Co., Ltd., a company formed under the laws of PRC and a wholly owned subsidiary of WFOE;

●	“Individual Registered Shareholders” are to Zheng Jiahua and Wu Chunyun who collectively hold 50% of the equity interest of Youba Tech;

●	Ordinary Shares,” “shares,” or “Shares” are to the shares of Wetour Robotics Limited, par value $0.0001 per share;

●	PRC subsidiaries” is to WFOE, Hangzhou Shunxing, and Webus Treval Agency, our wholly owned subsidiaries in the PRC;

●	RMB” or “¥” are to the legal currency of China;

●	VIE” is to Youba Tech;

●	“We,” “us,” “our,” “the holding company,” or the “Company” are to the registrant Wetour Robotics Limited, an exempted company incorporated under the laws of the Cayman Islands;

●	“Webus HK” is to Webus Hongkong Limited., a company formed under the laws of Hong Kong and a wholly-owned subsidiary of Youbus International;

●	“Webus Travel Agency” is to Hangzhou Webus Travel Agency Co., Ltd., a company formed under the laws of PRC and a wholly owned subsidiary of Youba Tech;

●	“WFOE” or “Xinjieni Tech” are to Zhejiang Xinjieni Technology Co., Ltd., a company formed under the laws of the PRC and a wholly owned subsidiary of Webus HK;

●	“Wetour” is to Wetour Travel Tech, LLC, a Delaware company and a wholly-owned subsidiary of the Company;

●	“Youba Tech” or “VIE” are to Zhejiang Youba Technology Co., Ltd., a company organized under the laws of the PRC and the operating entity which has entered into the VIE Agreement with WFOE;

●	“Youbus International” is to Youbus International Limited, a company formed under the laws of British Virgin Islands and a wholly-owned subsidiary of the Company; and

●	“$”, “US$”, “USD” or “U.S. Dollars” are to the legal currency of the United States.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

No Selling Shareholder is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

iii

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Company Overview

We are an exempted company incorporated in the Cayman Islands. As a holding company with no material operations, our operations were conducted by: (1) our subsidiaries in the United States and the PRC; (2) our direct investment in Zhejiang Youba Technology Co., Ltd. (“Youba Tech” or the “VIE”) in the PRC; and (3) through certain contractual arrangements with Youba Tech (the “VIE Agreements”). Through the VIE Agreements among WFOE, Youba Tech and Individual Registered Shareholders, which have not been tested in a court of law, we are regarded as the primary beneficiary of Youba Tech for accounting purpose, and, therefore, we are able to consolidate the financial results of Youba Tech in our consolidated financial statements in accordance with U.S. GAAP. However, the VIE structure cannot completely replicate a foreign investment in China-based companies, as we only hold 50% equity interest in the VIE and do not and may never hold the equity interests over 50% in the VIE. Instead, the VIE structure provides contractual exposure to foreign investment in us.

We operate on a business model of “Mobility-as-a-Service” (“MaaS”) to identify and solve inefficiencies associated with inflexible or low-quality mobility solutions for customers around the world under different scenarios with our comprehensive digital platforms. We offer customized commuter shuttle service, chartered bus service, packaged tour service and other services to our customers for business and leisure travels. In addition, as part of our long-term strategy, we intend to expand beyond our existing mobility and travel-related services into physical AI infrastructure through the development of Orchestra, a next-generation operating system designed to coordinate human intent with intelligent physical devices, including wearable robotics.

Our Business Strategies

Further integrate our platform to a comprehensive ecosystem

We plan to continuously develop our platform into a comprehensive mobility ecosystem by building vertical integration within the platform for information flow and capital flow, external horizontal integration between our corporate customers, and end-to-end integration for complete product life cycle value chain.

Enhance Big Data and AI innovation

Strengthening technological innovation is one of our main strategic priorities to enhance the user experience. We will continue to attract, train and retain more talent in technology, research and development. As technologies and means for human-machine interactions continue to advance, we will strive to adapt to new technologies and formats with a view to becoming an intelligent travel assistant for our users.

Expand our customized tour and chartered car and bus services around the world

In March 2022, we have started offering customized tour service in North America under the brand name “Wetour.” We plan to vigorously develop the “Wetour” brand to build our global online customized chartered car and bus travel platform. We will focus on expanding services for Chinese outbound tourists after the pandemic and meeting the needs of overseas Chinese for car use and private customized travel.

Improve product content innovation capabilities

We will launch diversified and creative content formats: images, short videos, live broadcasts, and recommend the most relevant customized product content to our users. We plan to provide innovative content production tools and an efficient content reward mechanism to encourage users, professional travelers, Internet celebrities and the third-party social media platforms to jointly develop different customized travel itineraries and further increase user stickiness order rate of users on the platform.

Expansion into AI-Powered Wearable Robotics

We plan to advance our long-term strategy to expand beyond our existing travel-related services by developing and commercialize artificial intelligence (“AI”)-powered wearable robotics and related intelligent systems. This initiative is intended to leverage advancements in artificial intelligence and smart hardware to support new products and applications, diversify our business operations and potentially create additional growth opportunities.

Pursue strategic alliances, acquisitions and investments.

We plan to selectively seek acquisitions, investments, joint ventures and collaborations highly strategic and complementary to our business and operations. In particular, we may consider acquiring some customized travel service brands to complement our existing offerings and services. We will also strengthen our vertical integration and strategic partnerships with content providers to further expand our partner network.

Corporate History and Structure

The Company commenced its operations in August 2019 through Zhejiang Youba Technology Co., Ltd., a limited liability company formed in the PRC. Through Youba Tech, we mainly offer customers travel related services, including customized commuter shuttle service, chartered car and bus service, packaged tour service and other services, through our comprehensive online platforms. We expanded our operations to the United States in March 2022 through Wetour Travel Tech LLC, a limited liability company formed in United States. We formed our wholly owned subsidiary Xinjieni Tech as a limited liability company in the PRC in August 2022. Through our PRC subsidiaries and Xinjieni Tech’s direct investment in and contractual arrangements with Youba Tech, we conduct business operations in China.

On June 10, 2025, we established Hangzhou Shunxing Technology Co., Ltd., a limited liability company organized under the laws of the PRC, as a wholly owned subsidiary of Xinjieni Tech. On November 5, 2025, Youba Tech transferred its 100% equity interest in Webus Travel Agency to Hangzhou Shunxing.

On December 9, 2025, we established NextFood Technologies Inc. in the State of Delaware, which in turn established a subsidiary, HeatBowl LLC, in the State of Texas on December 24, 2025. Neither entity has commenced operations as of the date of this prospectus.

On February 27, 2026, our shareholders passed a special resolution to change our name from Webus International Limited 微巴国际有限公司 to Wetour Robotics Limited.

The following diagram illustrates our corporate structure, including our subsidiaries and the VIE as of the date of this prospectus:

Contractual Arrangements with the VIE and Individual Registered Shareholders

Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in value-added telecommunication business. We are a company registered in the Cayman Islands. Our PRC subsidiary, Xinjieni Tech, is considered a foreign-invested enterprise. To comply with PRC laws and regulations, we primarily conduct business in China through the VIE based on a series of contractual arrangements (the “VIE Agreements”). As a result of these VIE Agreements, we exert control over and are deemed as the primary beneficiary of the VIE and consolidate their operating results in our financial statements subject to the conditions that we have satisfied for consolidation of the VIE under U.S. GAAP. Such conditions include that (i) we control the VIE through power to govern the activities which most significantly impact the VIE’s economic performance, (ii) we are contractually obligated to absorb losses of the VIE that could potentially be significant to the VIE, and (iii) we are entitled to receive benefits from the VIE that could potentially be significant to the VIE.

The following is a summary of the VIE Agreements by and among WFOE, the VIE, and Individual Registered Shareholders. These VIE Agreements enable us to (i) exercise control over the VIE, (ii) receive substantially all of the economic benefits of the VIE, and (iii) have an exclusive option to purchase all or part of the equity interests in the VIE held by the VIE’s shareholders other than WFOE when and to the extent permitted by PRC law. Our control over the VIE and our position of being the primary beneficiary of the VIE for the accounting purpose are limited to the aforementioned conditions that we met for consolidation of the VIE under U.S. GAAP.

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement, the VIE is obliged to pay service fee to WFOE for the exclusive services such as technical services, Internet technology support, business consulting, software development, information consulting, marketing consulting, product development and system maintenance. The service fee shall consist of 100% of the profit before tax of the VIE, after the deduction of all costs, expenses, taxes and other fee required under PRC laws and regulations. The VIE agrees not to accept the same or any similar services provided by any third party and shall not establish cooperation relationships similar to that formed by the Exclusive Business Cooperation Agreement with any third party, except with the prior written consent of WFOE. The VIE has unconditionally and irrevocably authorized WFOE or its designated person as its agent to (i) sign any necessary documents with third parties (including but not limited to customers and suppliers) on behalf of the VIE; and (ii) to handle all necessary documents and matters which will enable WFOE to exercise all or part of its rights under the Exclusive Business Cooperation Agreement on behalf of the VIE. WFOE shall have exclusive proprietary rights to and interests in any and all intellectual property rights developed or created by itself and the VIE. The Exclusive Business Cooperation Agreement shall remain effective unless terminated (i) in accordance with the provisions of the Exclusive Business Cooperation Agreement; or (ii) the entire equity interests held by Individual Registered Shareholders in the VIE have been transferred to WFOE or its designated person.

Exclusive Call Option Agreement

Pursuant to the Exclusive Call Option Agreement, the Individual Registered Shareholders have unconditionally and irrevocably granted WFOE or its designated purchaser the right to purchase all or part of their equity interests in the VIE (“Equity Call Option”). The purchase price payable by WFOE in respect of the transfer of equity interests upon exercise of the Equity Call Option shall be the higher of (a) the lowest price permitted under PRC laws and regulations or (b) the capital contribution in relation to the equity interests. If appraisal is required by the PRC laws and regulations at the time when WFOE exercises the Option, WFOE and the Individual Registered Shareholders shall make necessary adjustment to purchase price so that it complies with any and all then applicable PRC laws and regulations. WFOE or its designated purchaser shall have the right to purchase such proportion of equity interests in the VIE as it decides at any time. The Individual Registered Shareholders shall return any amount of purchase price they received in the event that WFOE acquires the equity interests in the VIE.

The Individual Registered Shareholders and the VIE have jointly and severally further undertaken to WFOE that, without the prior written consent of WFOE, they shall not (i) in any manner supplement, change or amend the constitutional documents of the VIE, increase or decrease its share capital, or change the structure of its registered capital in other manner; (ii) sell, pledge, transfer or otherwise dispose of any assets, business or lawful revenue or create encumbrance over the VIE; (iii) incur, inherit, guarantee or assume any debt, except for debts incurred in the ordinary course of business other than payables incurred by a loan and for debts disclosed to and agreed in writing by WFOE; (iv) cause the VIE to execute any material contract with a value above RMB100,000, except the contracts executed in the ordinary course of business; (v) cause the VIE to provide any person with any loan, credit or guarantee; (vi) cause or permit the VIE to merge, consolidate with, acquire or invest in any person, or sell assets of the VIE with a value above RMB100,000; (vii) cause the VIE to enter into any transaction which may have substantial impact on the assets, liabilities, business operation, shareholding structure and other legal rights of the VIE, except the contracts executed in the ordinary course of business; and (viii) in any manner distribute dividends to their shareholders, provided that upon the written request of WFOE, the VIE shall immediately distribute all distributable profits to its shareholders.

The Exclusive Call Option Agreement shall remain effective unless terminated (i) in accordance with the provisions of the Exclusive Call Option Agreement or any other supplemental agreements; or (ii) the entire equity interests held by Individual Registered Shareholders in the VIE have been transferred to WFOE or its designated person.

Exclusive Assets Option Agreement

Pursuant to the Exclusive Assets Option Agreement, the VIE unconditionally and irrevocably granted an exclusive option to WFOE or its designated person to purchase all or any of its assets at the higher price of (a) the lowest price permitted under PRC laws and regulations or (b) the net book value of the assets. WFOE shall have absolute discretion as to when and in what manner to exercise the option to purchase assets of the VIE permitted by PRC laws and regulations. The Exclusive Assets Option Agreement shall remain effective unless terminated (i) in accordance with the provisions of the Exclusive Assets Option Agreement or any other supplemental agreements; or (ii) the entire equity interests held by the Individual Registered Shareholders in the VIE have been transferred to WFOE or its designated person.

Power of Attorney

Pursuant to the Power of Attorney, each of the Individual Registered Shareholders, irrevocably appoints WFOE, the authorized person or entity to exercise such shareholder’s rights in the VIE in accordance with PRC laws and the articles of the VIE, including without limitation to, the rights to (i) participate in shareholders meetings; (ii) the sale, transfer, pledge or disposition of the equity interest such shareholder holds in part or in whole; and (iii) designate and appoint, on behalf of such shareholder, the legal representative, the chairman, the executive director(s) and/or director(s), the supervisor(s), the general manger and other senior management members of the VIE. Without limiting the generality of the powers granted to WFOE, WFOE shall have the power and authority hereunder, on behalf of such shareholder, to execute the share transfer contracts stipulated in the Exclusive Call Option Agreement entered into among the VIE, WFOE and such shareholder and effect the terms of the Exclusive Call Option Agreement and Share Pledge Agreement. All the actions in connection with the equity interest held by such shareholder as conducted by WFOE shall be deemed as the actions of such shareholder, and all the documents related to the shareholding executed by WFOE shall be deemed to be executed by such shareholder.

Share Pledge Agreement

Pursuant to the Share Pledge Agreement, each of the Individual Registered Shareholders unconditionally and irrevocably pledged and granted first priority security interests over all of his/her/its equity interests in the VIE together with all related rights thereto to WFOE as security for performance of the VIE Agreements and all direct, indirect or consequential damages and foreseeable loss of interest incurred by WFOE as a result of any event of default on the part of the Individual Registered Shareholders, the VIE and all expenses incurred by WFOE as a result of enforcement of the obligations of the Individual Registered Shareholders or the VIE under the Contractual Arrangements. Upon the occurrence and during the continuance of an event of default (as defined in the Share Pledge Agreement), WFOE shall have the right to (i) require the Individual Registered Shareholders to immediately pay any amount payable under the VIE Agreements; or (ii) to exercise all such rights as a secured party under any applicable PRC law and the Share Pledge Agreement, including without limitations, being paid in priority with the equity interests.

The said share pledge under the Share Pledge Agreement takes effect upon the completion of registration with the relevant administrative department of industry and commerce and shall remain valid until after all the contractual obligations of the Individual Registered Shareholders and the VIE under the relevant VIE Agreements have been fully performed and all the outstanding debts of the Individual Registered Shareholders or the VIE under the relevant VIE Agreements have been fully paid.

Spousal Consent

Pursuant to each Spousal Consent, the respective spouse of the Individual Registered Shareholders has irrevocably undertaken that, including without limitation to, the spouse (i) has full knowledge of and has consented to the entering into of the VIE Agreements by the relevant Individual Registered Shareholder; (ii) is not entitled to any right with respect to the shares in the VIE and undertakes not to make any claims on the equity interest in the VIE; (iii) confirms that the Individual Registered Shareholders’ performance of the VIE Agreements and further modification or termination of the Contractual Arrangements will not require the respective spouse’s separate authorization or consent; (iv) undertakes to execute all necessary documents and take all necessary actions to ensure the VIE Agreements (as amended from time to time) to be properly performed; (v) undertakes that if the respective spouse obtains any equity interest in the VIE for any reason, the respective spouse shall be bound by the VIE Agreements and abide by the obligations of the shareholders of the VIE under the VIE Agreements, and upon WFOE’s or its designate third-party request, the respective spouse shall execute a series of written documents with substantially the same form and content as the VIE Agreements.

In the opinion of our PRC legal counsel:

●	the ownership structures of the VIE and our WFOE in China, both currently and immediately after giving effect to this offering, are not in violation of applicable PRC laws and regulations currently in effect; and

●	the contractual arrangements among our WFOE, the VIE and its shareholders governed by PRC law are currently valid and binding in accordance with applicable PRC laws and regulations currently in effect and do not result in any violation of the applicable PRC laws or regulations currently in effect.

However, our PRC legal counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of future PRC laws and regulations. Accordingly, the PRC regulatory authorities may ultimately take a view contrary to or otherwise different from the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or the VIE are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures.

Transfer of Cash to and From Our Subsidiaries and the VIE

The Company is incorporated in the Cayman Islands as a holding company with no actual operations and it currently conducts its business through its subsidiaries in the U.S. and PRC and the VIE in China.

We are permitted under the Cayman Islands laws to provide funding to our subsidiary in Hong Kong through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Webus HK is also permitted under the laws of Hong Kong to provide funding to the Company and Youbus International through dividend distribution without restrictions on the amount of the funds.

Subject to the Cayman Islands Companies Act and our A&R memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from the Company to Webus HK or from Webus HK to the Company. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S. investors.

Current PRC regulations permit the VIE to pay dividends to Webus HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries and the VIE is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries and the VIE are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries and the VIE to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. See “Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in the PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.”

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and SAFE have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ and VIE’s dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our PRC subsidiaries or the VIE incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries and the VIE are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Ordinary Shares.

A substantial portion of the Company’s business is conducted through the VIE. Funds may be paid by the VIE to the WFOE as service fees pursuant to the VIE Agreements. The Company may rely on dividends paid by the WFOE for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its shareholders, (ii) to service any debt obligations and (iii) to pay operating expenses. Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we may rely on payments made from the WFOE’s subsidiaries or the VIE to the WFOE, from the WFOE to Webus HK, from Webus HK to Youbus International, and finally from Youbus International to the Company. Certain payments from the WFOE to Webus HK are subject to PRC taxes, including business taxes and VAT. As of the date of this prospectus, our PRC subsidiaries and the VIE have not made any other transfers, loans, or distributions.

Pursuant to the Arrangement between mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by the VIE or the WFOE to Webus HK. As of the date of this prospectus, the WFOE currently does not have any plan to declare and pay dividends to Webus HK and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Webus HK intends to apply for the tax resident certificate when the WFOE plans to declare and pay dividends to Webus HK. When the WFOE plans to declare and pay dividends to Webus HK and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions. See “Risk Factors — Risks Related to Our Corporate Structure — We are a holding company, and may rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Ordinary Shares.”

The WFOE may rely on the service fees to be paid by the VIE pursuant to the VIE Agreements. There has been no cash flows and transfers of other assets among the Company, its subsidiaries, and VIE. The cash transfer among the Company and its subsidiaries is intended to be made through dividends, capital contributions or intercompany loans between the Company and its subsidiaries, if needed in the future. Currently, we do not have any intentions to distribute earnings or settle amounts owed to our agreements, including the VIE Agreements, except to the agreements entered under normal business operation as discussed hereof. None of our subsidiaries and the VIE has made any dividend payment or distribution to the Company as of the date this prospectus, and we currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Neither the Company nor any of its subsidiaries or the VIE has made any dividends or distributions to U.S. investors as of the date of this prospectus.

Current PRC regulations permit WFOE to pay dividends to those entities only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Therefore, under our current corporate structure, we rely on dividend payments or other distributions from WFOE to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. If WFOE incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. In addition, WFOE is permitted to pay dividends to us only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC laws and regulations, WFOE is required to set aside a portion of its net income each year to fund a statutory surplus reserve until such reserve reaches 50% of its registered capital. This reserve is not distributable as dividends. As a result, WFOE is restricted in its ability to transfer a portion of its net assets to us in the form of dividends, loans or advances.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if the WFOE incur debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we are unable to receive funds from WFOE, we may be unable to pay cash dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of Ordinary Shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC.

Transferring cash through the VIE is subject to risks due to the uncertainty of the interpretation and application of the PRC laws and regulations, including but not limited to regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangement with the VIE. We are also subject to the risks of the uncertainty that the PRC government could disallow the VIE structure, which would likely result in a material change in our operations, or a complete hindrance of cash flow through the VIE. The VIE Agreements are less effective than direct ownership due to the inherent risks of the VIE structure. We may have difficulty in enforcing any rights we may have under the VIE Agreements with the Youba Tech and its founders and shareholders in the PRC since all VIE Agreements are governed by the PRC laws and require us to resolve all disputes through arbitration in the PRC, where the legal environment is uncertain and not as developed as in the United States. Moreover, the Chinese government has significant oversight and discretion over the conduct of Youba Tech’s business and may intervene or influence Youba Tech’s operations at any time with little advance notice, which could result in a material change in our operations and/or the cash flow through the VIE. Furthermore, the VIE Agreements may not be enforceable in China if the PRC authorities or courts are of the view that such VIE Agreements contravene with the PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce the VIE Agreements, we may not be able to exert effective influence over the VIE and the VIE’s ability to conduct its business may be materially and adversely affected.

As an offshore holding company, we are permitted under PRC laws and regulations to provide funding from the proceeds of our offshore fund-raising activities to WFOE and the VIE only through loans or capital contributions, subject to the satisfaction of the applicable government registration and approval requirements. Before providing loans to WFOE or the VIE, we will be required to make filings with details of the loans with the SAFE in accordance with relevant PRC laws and regulations. WFOE and the VIE that receive the loans are only allowed to use the loans for the purposes set forth in these laws and regulations. Under regulations of the SAFE, Renminbi is not convertible into foreign currencies for capital account items, such as loans, repatriation of investments and investments outside of China, unless the prior approval of the SAFE is obtained and prior registration with the SAFE is made.

For the years ended June 30, 2023, 2024 and 2025, for the six months period ended December 31, 2025, and from January 1, 2026 to the date of this prospectus, the cash flows that have occurred among the Company, the VIE, WFOE, which is the primary beneficiary of the VIE, and other subsidiaries are summarized as the following:

					From
					January 1, 2026
				For the six months	to the date of
	For the years ended			period ended	this prospectus
	June 30			December 31,	(Unaudited and
	2023	2024	2025	2025 (Unaudited)	unreviewed)
	RMB	RMB	RMB	RMB	RMB
Cash paid by Wetour Robotics Limited (formerly known as “Webus International Limited”) to other subsidiaries	—	—	3,223,620	2,369,122	1,608,413
Cash transfer from WFOE and its consolidated subsidiary to VIE and its consolidated subsidiary	—	—	—	9,276,091	533,000
Cash transfer from VIE and its consolidated subsidiary to WFOE and its consolidated subsidiary	—	4,000	28,000	2,777,000	727,602
Wetour Robotics Limited (formerly known as “Webus International Limited”) contribution of paid-in capital to other subsidiaries	—	—	5,014,520	—	4,896,569
Other subsidiaries’ contribution of paid-in capital to WOFE and its consolidated subsidiary	—	—	5,014,520	—	—

Regulatory Developments

PRC Regulatory Permissions

The following table sets forth licenses and approvals that our WFOE and the VIE are required to obtain for our and the VIE’s operations in China as of the date of this prospectus:

Name	Type	Licenses and Approvals	PRC Regulatory Authority	Expiration Date
Zhejiang Xinjieni Technology Co., Ltd.	WFOE	Business License	Hangzhou Administration for Industry and Commerce Yuhang Branch	August 30, 2052
Zhejiang Youba Technology Co., Ltd.	VIE	Value-added Telecommunications License	Zhejiang Provincial Communications Administration	October 21, 2026
		E-Hailing Business Permit	Hangzhou Transport Bureau	June 1, 2026
Hangzhou Webus Travel Agency Co., Ltd.	PRC Subsidiary	Travel Agency License	Zhejiang Department of Culture and Tourism	Long term

There are legal and operational risks associated with being based in and having operations in China through the VIE structure. The Chinese government took regulatory actions on certain U.S. listed Chinese companies and made statement that it will exert more oversight and control over offerings and listings by Chinese companies that are conducted overseas, such as those related to the use of variable interest entities and data security or anti-monopoly concerns. Our PRC subsidiaries and the VIE are located in China and are subject to complex and evolving PRC laws and regulations. For example, we face regulatory risks relating to offering securities in the U.S., oversight on cybersecurity and data privacy.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland-China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which came into effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as an issuer making an application for initial public offering and listing in an overseas market; an issuer making a subsequent overseas securities offering after having been listed on an overseas market; or a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. According to the Notice on Arrangements for Overseas Securities Offering and Listing by Domestic Enterprises, published by the CSRC on February 17, 2023, a company that has already completed overseas listing or has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing before effective date of the new rules and also completes the offering or listing before September 30, 2023 will be considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. For the company that has already submitted offering and listing applications but not yet obtained the approvals from overseas securities regulators or exchanges shall choose to make its filing with the CSRC at a reasonable time but before the completion of the offering/listing. For the company that has already obtained CSRC approval for overseas listing or offering can continue its process during the valid term of the CSRC approval without additional filing and it shall make the filing pursuant to the new rules if it does not complete the offering or listing before the expiration of the original approval from CSRC. Based on the advice of AllBright, we are required to file the relevant documents with the CSRC in connection with this and any subsequent offerings in the same overseas market where we have previously offered and listed securities within three business days after the offering is completed. Failure to complete the filing under the New Overseas Listing Rules may subject a PRC domestic company to a warning and a fine of RMB 1 million to RMB 10 million, which could adversely and materially affect our business operations and financial outlook, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of our ordinary shares to significantly decline or such shares to become worthless. In the event of a serious violation of the New Overseas Listing Rules, the CSRC may impose a ban on entering into the securities market upon the relevant responsible persons. Any such violation that constitutes a crime shall be investigated for criminal liability according to law.

Additionally, on December 28, 2021, the Cyberspace Administration of China (the “CAC”), together with certain other PRC government authorities, jointly released the revised Cybersecurity Review Measures, which took effect on February 15, 2022, and replaced the previous draft issued on July 10, 2021. The revised Cybersecurity Review Measures provides that Critical Information Infrastructure Operators (“CIIOs”) that intend to purchase internet products and services and Data Processing Operators (“DPOs”) engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. In addition, CIIOs and DPOs that possess personal data of at least one (1) million users must apply for a review by the Cybersecurity Review Office, if they plan to conduct listings in foreign countries. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft).” Cyber Data Security Measure (Draft) provides that data processors shall apply for Cybersecurity Review for certain events, such as the merger, restructuring, division of an internet platform operator that holds a large amount of data relating to national security, economic development or public interests which affects or may affect the national security; overseas listing of a data processor that processes personal data for more than one million individuals; Hong Kong listing of a data processor that affects or may affect national security; other data processing activities that affect or may affect the national security.

Based on advice of our PRC legal counsel, we are not an CIIO as defined in the Cybersecurity Review Measures, but we may be deemed to be a DPO engaging in data processing activities. As of the date of this prospectus, we do not believe we are obligated to apply for a cybersecurity review pursuant to the Cybersecurity Review Measures and Cyber Data Security Measure (Draft), as we do not process personal data for more than one million individuals under Cyber Data Security Measure (Draft), and we have not received any notice from applicable PRC governmental authorities that our PRC subsidiaries or the VIE may have carried out activities that affect or may affect national security. Furthermore, based on our business patterns and development plans, the number of individuals whose personal data is held by us is unlikely to reach the threshold of one million within the upcoming two years, and the personal data held by us is unlikely to affect national security. The existing PRC law and regulations does not explicitly require DPOs that have the personal information of more than one million users after the listing of its securities to apply for cybersecurity review. AllBright further advises us that if, in the future, we reach the threshold of one million, or any competent government authorities determines that our data processing activities may affect national security, we may be subject to the cybersecurity review. If, at any time in the future, we reach the threshold of holding the personal information of more than one million users, we plan to voluntarily apply for Cybersecurity Review even though we are not explicitly required to do so based on AllBright’s advice. Although we believe we would be approved by the CAC through the cybersecurity review, failure to pass such cybersecurity review or to comply with the data privacy and data security requirements raised during such cybersecurity review could subject us to penalties, damage its reputation and brand, and harm its business and results of operations. There may also be risks that we may not be able to continue our operations, which may lead to uncertainties of future financing by foreign investment or remaining listed and traded on an U.S. stock exchange.

Uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us, hinder our ability to offer or continue to offer securities, result in a material adverse effect on our business operations, and damage our reputation, which might further cause our securities to significantly decline in value. See “Risk Factors — Risks Related to Doing Business in China.”

Holding Foreign Company Accountable Act (“HFCAA”)

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. In June 2021, the Senate passed the AHFCAA, which was signed into law on December 29, 2022, reducing the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. If our auditor cannot be inspected by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

On August 26, 2022, the PCAOB announced that it had signed the Protocol with the CSRC and the MOF governing inspections and investigations of audit firms based in mainland China and Hong Kong. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law. The Consolidated Appropriations Act contained, among other things, an identical provision to HFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. Marcum Asia CPAs LLP, our independent registered public accounting firm whose audit report is incorporated by reference in this prospectus, as an auditor of companies that are traded publicly in the United States and as a firm registered with the PCAOB, is headquartered in New York, New York and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with applicable professional standards. As a result, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCAA as of the date of this prospectus. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and has resumed regular inspections since March 2023. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCAA as and when appropriate. We cannot assure you whether The Nasdaq Stock Market LLC (“Nasdaq”) or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. In addition, under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our Ordinary Shares being delisted by and exchange. See “Risk Factor — Risks Related to Doing Business in China — The Holding Foreign Companies Accountable Act, or the HFCAA, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCAA or the related regulations, or a PCOAB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in mainland China. A potential consequence is that our Ordinary Shares may be delisted by the exchange. The delisting of our Ordinary Shares, or the threat of our Ordinary Shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections.”

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only one year of audited financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering of our securities.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation Fair Disclosure aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. Beginning March 18, 2026, our directors and executive officers are subject to the reporting requirements of Section 16(a) of the Exchange Act and are required to file reports of their beneficial ownership of, and transactions in, our equity securities on Forms 3, 4 and 5. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

Additionally, as a foreign private issuer with shares listed on the Nasdaq Capital Market, we are subject to certain corporate governance requirements imposed by Nasdaq. However, under Nasdaq Stock Market Rule 5615(a)(3), foreign private issuers are permitted to follow their home country corporate governance practices in lieu of certain Nasdaq corporate governance requirements. We have elected to rely on home country practice with respect to Rules 5635(b) and 5635(d), which require shareholder approval for certain transactions, including those that may result in a change of control of the Company or the issuance of more than 20% of our outstanding Ordinary Shares in certain non-public transactions. As a result, our shareholders may be afforded less protection than they would otherwise receive under Nasdaq corporate governance requirements applicable to U.S. domestic issuers.

THE OFFERING

Ordinary Shares offered by the Selling Shareholders	19,000,000 Ordinary Shares

Ordinary Shares outstanding before this offering	82,000,000 Ordinary Shares

Ordinary Shares outstanding after this offering	82,000,000 Ordinary Shares

Use of proceeds	We are not selling any Resale Shares under this prospectus and will not receive any proceeds from the sale of the Resale Shares. We are paying however all of the fees and expenses in connection with the registration of the Resale Shares.

Risk factors	Your investment in the Resale Shares involves substantial risks. You should consider the “Risk Factors” included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq symbol	“WETO”

Unless otherwise indicated, the number of Ordinary Shares to be outstanding after this offering is based on 82,000,000 Ordinary Shares outstanding as of the date of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. Specifically, forward-looking statements may include statements relating to:

●	changes in political, social and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

●	the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

●	changes in the availability and cost of professional staff which we require to operate our business;

●	changes in customers’ preferences and needs;

●	changes in competitive conditions and our ability to compete under such conditions;

●	changes in our future capital needs and the availability of financing and capital to fund such needs;

●	changes in currency exchange rates or interest rates;

●	projections of revenue, profits, earnings, capital structure and other financial items;

●	changes in our plan to enter into certain new business sectors; and

●	other factors beyond our control.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should thoroughly read this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The industry in which we operate may not grow at the rate projected by market data, or at all. Failure of our industry to grow at the projected rate may have a material and adverse effect on our business, results of operations and the market price of our ordinary shares. In addition, the evolving and competitive nature of our industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of the markets in which we operate. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our securities, see “Item 3. Key Information — D. Risk Factors” in our 2025 Annual Report.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus and described under “Risk Factors” under the heading “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See sections titled “Where You Can Find More Information” and “Incorporation of Information by Reference” of this prospectus.

USE OF PROCEEDS

All of the securities offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company, and our affairs are governed by our A&R memorandum and articles of association, as amended and restated from time to time, and the Companies Act and the common law of the Cayman Islands. As of the date of this prospectus, our authorized share capital is $100,000 divided into 1,000,000,000 shares, par value of $0.0001 each (the “Ordinary Shares”). As of the date of this prospectus, 82,000,000 Ordinary Shares are issued and outstanding.

The following are summaries of material provisions of our A&R memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares. The following description of our share capital and provisions of our A&R memorandum and articles of association are summaries and are qualified by reference to the A&R memorandum and articles of association. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Under our A&R memorandum and articles of association, the objects of our Company are unrestricted, and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares

Dividends

Subject to the provisions of the Companies Act and any rights and restrictions of any other class or series of shares and in accordance with the A&R memorandum and articles of association: our board of directors may, from time to time, declare dividends or distributions on the shares issued and authorize payment of the dividends out of our lawfully available funds; and our shareholders may by, ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors. Dividends may be declared and paid out of the profits of the Company, realized or unrealized, or from any reserve set aside from profits which the Directors determine is no longer needed. Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, the Board may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Act, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. “Share premium account,” represents the excess of the price paid to our company on issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

No dividend shall bear interest against the Company.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

Voting Rights

The holders of our Ordinary Shares are entitled to one vote per share, including the election of directors. Voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of such meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution. If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

At any general meeting of the Company, shareholders may participate in person (by attending in person or other electronic means) or by proxy.

Under the A&R memorandum and articles of association, (i) an ordinary resolution means a resolution of a general meeting passed by a simple majority of the shareholders who, being entitled to do so, attend and vote in person or by proxy at a general meeting of the company and also includes a unanimous written resolution; and (ii) a resolution is deemed to be a special resolution where it has been passed by a majority of not less than two-thirds of the shareholders who, being entitled to do so, attend and vote in person or by proxy at a general meeting and also includes a unanimous written resolution. Under Cayman Islands law, some matters, such as amending the memorandum and articles, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on the Ordinary Shares imposed by foreign law or by the A&R memorandum and articles of association of our Company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of Ordinary Shares in the Company have been paid.

Winding Up; Liquidation

Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the Ordinary Shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our Ordinary Shares are entitled to receive any remaining assets of our company available for distribution as determined by the liquidator. The shareholders may, subject to our A&R memorandum and articles of association and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to the terms of allotment, our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. No shareholder shall be entitled to vote at any general meeting unless all calls or other sums payable by such shareholder have been paid. Our board of directors may deduct from a dividend or any other amount payable to a person in respect of an ordinary share any amount due by that person to the Company on a call or otherwise in relation to an Ordinary Share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the A&R memorandum and articles of association.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the A&R memorandum and articles of association) and, within 14 clear days of the date on which the notice is deemed to be given under the A&R memorandum and articles of association, such notice has not been complied with.

Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption and Purchase of Ordinary Shares

Subject to the provisions of the Companies Act and other applicable law and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve). If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding and (c) unless the manner of purchase (if not so authorized under the articles of association) has first been authorized by a resolution of our shareholders.

In addition, under the Companies Act, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

No Preemptive Rights

Holders of Ordinary Shares will have no pre-emptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares

If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may only be varied if one of the following applies: (a) the shareholders holding not less than two-thirds of the issued shares of that class consent in writing to the variation; or (b) the variation is made with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our A&R memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. The board of directors is empowered to designate and issue from time to time one or more classes and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our Ordinary Shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings. The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold at least ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the A&R memorandum and articles of association, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. At least 5 clear days’ notice of an extraordinary general meeting and 5 clear days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the date and the hour of the meeting; whether the meeting will be held virtually, at a physical place or both, if the meeting is to be held in any part at a physical place, the address of such place; if the meeting is to be held in two or more places or in any part virtually, the technology that will be used to facilitate the meeting; and the general nature of the business to be transacted. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors. Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice. A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting. If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors. The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the articles.

Anti-Takeover Provisions

Some provisions of our A&R memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such shares without any further vote or action by our shareholders. However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our A&R memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company

We are an exempted company incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection to the public;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 or 30 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

(a)	the names and addresses of our members, and, a statement of the shares held by each member, which:

(1)	distinguishes each share by its number (so long as the share has a number);

(2)	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

(3)	confirms the number and category of shares held by each member; and

(4)	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional

(b)	the date on which the name of any person was entered on the register as a member; and

(c)	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon completion of an offering by us, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified. The Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is modelled after that of the law of England and Wales but does not follow recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a special resolution of the shareholders and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other things, a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a dissenting shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares (which if not agreed between the parties will be determined by the Cayman Islands court) upon dissenting to a merger or consolidation provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of not less than 90.0% in value of the shares for which the offer has been made, the offeror may, within a two-month period after the approval by the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, the dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of certain Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares where the vote of shareholders is required to approve the transaction.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which may be persuasive authority in the Cayman Islands and be applied by a court in the Cayman Islands, the Cayman Islands courts can be expected (and have had occasion) to follow and apply the common law principles which laid out certain exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be effected if duly authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our A&R memorandum and articles of association permit indemnification of each existing or former director (including alternate director), secretary or other officer (including an investment adviser or an administrator or liquidator) and their personal representatives to the extent permitted by law, against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary, director (including alternate director) or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s, director’s (including alternate director’s) or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary, director (including alternate director) or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former secretary or officer, director (including alternate director) however, shall be indemnified in respect of any matter arising out of his own dishonesty. This standard of conduct is similar to but little more lax than that required under the Delaware General Corporation Law for a Delaware corporation which permits indemnification if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Delaware corporation, and, with respect to any criminal action or proceeding, such person to be indemnified had no reasonable cause to believe such person’s conduct was unlawful. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our A&R memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction and base such director’s decision on such information. In doing so, a Delaware director is entitled to rely in good faith on corporation’s records and on information, opinions, reports or statements presented to the board by the company’s officers, employees or board committees, or by other parties as to matters the director reasonably believes are within such other parties’ professional or expert competence and who have been selected for the company with reasonable care. Further, Delaware corporations may include in their certificates of incorporation an exculpation provision for the benefit of its directors. At its maximum strength, such an exculpatory provision eliminates the personal liability of a director to the corporation or its shareholders for monetary damages for breaches of the duty of care (but not, among other things, breaches of the duty of loyalty). The duty of loyalty requires that a director act independently and in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation (the “Business Judgement Rule”). However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. To rebut the presumption, a party attempting to so rebut has the burden of presenting evidence that directors were at least grossly negligent in not becoming adequately informed or were motivated by interests other than those of the company’s shareholders as a whole (or acted in bad faith by consciously disregarding a known duty). Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director of a Cayman Islands company are those to act with skill and care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities may be followed in the Cayman Islands. Under statute, our directors are subject to a number of statutory obligations, which provisions prescribe penalties for breach. The most serious of these involves dishonesty or the authorizing of illegal payments and carry both criminal and civil penalties. By way of example, material statutory provisions attracting penalties include where (1) the director wilfully authorizes or permits any distribution or dividend in contravention of the Companies Act; (ii) where the director knowingly or wilfully authorizes or permits any payment out of capital by a company for a redemption or purchase of its own shares when the company is insolvent; (iii) where there has been a failure to maintain the books of account, minutes of meetings, or the company’s statutory registers of members, beneficial ownership, mortgages and charges, or directors (which includes alternate directors); (iv) where there has been a failure to provide information or access to documents to specified persons as required by the Companies Act; and (v) where the director makes or authorizes a false annual return to the Registrar of Companies.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our A&R memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, the by-laws may afford shareholders the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our A&R memorandum and articles of association allow our shareholders holding shares representing in aggregate at least 10% of our voting share capital in issue, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. If the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of the total issued shares carrying the right to vote at a general meeting of the Company. For these purposes, “clear days” means that period excluding (a) the day when the notice is given or deemed to be given and (b) the day for which it is given or on which it is to take effect.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our A&R memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote at an election of directors, unless the certificate of incorporation provides otherwise.

Subject to the provisions of our A&R memorandum and articles of association (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into in the bona fide best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Act and our A&R memorandum and articles of association, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class. Under Cayman Islands law and our A&R memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of not less than two-thirds of the issued shares of that class or with the sanction of a resolution passed by not less than two-thirds of such holders of the shares of that class as may be present in person or by proxy at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides for a greater required number of shares for approval. As permitted by Cayman Islands law, our A&R memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

Our A&R memorandum and articles of association do not limit the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of our Ordinary Shares have been paid. In addition, there are no provisions in our A&R memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

SELLING SHAREHOLDERS

The Resale Shares being offered by the Selling Shareholders are those previously issued to the Selling Shareholders pursuant to certain Securities Purchase Agreement dated as of March 2, 2026, in a private placement (the “2026 PIPE”). The 2026 PIPE closed on March 18, 2026, in connection with which the Company issued 60,000,000 Ordinary Shares to the Selling Shareholders, at a purchase price of US$0.086 per share. We are registering the Resale Shares in order to permit the Selling Shareholders to offer the Resale Shares for resale from time to time.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Ordinary Shares by each of the Selling Shareholders. The second column lists the total number of Ordinary Share beneficially owned by each Selling Shareholder based on its ownership of the Ordinary Shares as of April 30, 2026. The third column lists the Ordinary Shares being offered by this prospectus by the Selling Shareholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to Ordinary Shares. Generally, a person “beneficially owns” shares of our Ordinary Shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Shareholders.

Unless otherwise indicated in the footnotes to this table, we believe that each Selling Shareholder has sole voting and investment power with respect to the Resale Shares indicated as beneficially owned. Shares issuable pursuant to the exercise of equity options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding Ordinary Shares beneficially owned by such person but are not deemed outstanding for computing the percentage of outstanding Ordinary Shares beneficially owned by any other person.

To our knowledge, except for the ownership of the Company’s securities, neither the Selling Shareholders nor any of their affiliates, officers, directors or principal equity holders have held any position or office or had any other material relationship with us or our affiliates within the past three years.

This prospectus covers the resale of 19,000,000 Ordinary Shares.

Name of Selling Shareholders	Number of Ordinary Shares Beneficially Owned Before the Offering	Maximum Number of Ordinary Shares To Be Sold Pursuant to this Prospectus (1)	Number of Shares of Ordinary Shares Owned After the Offering (2)	Percentage of Ordinary Shares Owned After the Offering(3)
L.Y. Global Ventures Limited (4)	3,000,000	1,000,000	2,000,000	2.44%
CHENYU CUI (5)	3,000,000	1,000,000	2,000,000	2.44%
Lida Global Limited (6)	8,000,000	3,000,000	5,000,000	6.10%
Jinhe Capital Limited (7)	8,000,000	3,000,000	5,000,000	6.10%
Zhoufeng Zhang (8)	3,000,000	1,000,000	2,000,000	2.44%
Omni Investments Corporation (9)	8,000,000	3,000,000	5,000,000	6.10%
Fidelity Emerging Markets Limited (10)	8,000,000	3,000,000	5,000,000	6.10%
ADA LABS LTD (11)	8,000,000	3,000,000	5,000,000	6.10%
Yuyao Huang (12)	3,000,000	1,000,000	2,000,000	2.44%

(1)	Assumes the sale of all shares being offered pursuant to this prospectus.

(2)	Represents the amount of shares that will be held by the Selling Shareholders after completion of this offering based on the assumptions that (a) all Ordinary Shares registered for sale by the registration statement of which this prospectus is part of will be sold, and (b) no other Ordinary Shares are acquired or sold by the Selling Shareholders prior to completion of this offering. However, the Selling Shareholders are not obligated to sell all or any portion of Ordinary Shares offered pursuant to this prospectus.

(3)	Applicable percentage ownership is based on 82,000,000 Ordinary Shares outstanding as of April 30, 2026.

(4)	Ying Li, the controlling person of L.Y. Global Ventures Limited, has discretionary authority to vote and dispose of the shares held by L.Y. Global Ventures Limited and may be deemed to be the beneficial owner of these shares. The address of the selling shareholder is Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, British Virgin Islands, VG1110.

(5)	The address of the selling shareholder is Yunnan, Kunming, Anning, Lian Ran Jie Dao, Ning Hu Lu 1 Hao Bao, Li Ning Hu Feng Jing V20-1, China.

(6)	Li Zhong, the controlling person of Lida Global Limited, has discretionary authority to vote and dispose of the shares held by Lida Global Limited and may be deemed to be the beneficial owner of these shares. The address of the selling shareholder is Craigmair Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(7)	Li Zhiyong, the controlling person of Jinhe Capital Limited, has discretionary authority to vote and dispose of the shares held by Jinhe Capital Limited and may be deemed to be the beneficial owner of these shares. The address of the selling shareholder is Sea Meadow House, Blackburne Highway, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

(8)	The address of the selling shareholder is Wanglu 7-1502, Hangzhou, Zhejiang, China.

(9)	Hudson Blake, the controlling person of Omni Investments Corporation, has discretionary authority to vote and dispose of the shares held by Omni Investments Corporation and may be deemed to be the beneficial owner of these shares. The address of the selling shareholder is Vistra Corporate Services entre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(10)	Siena Bryce, the controlling person of Fidelity Emerging Markets Limited, has discretionary authority to vote and dispose of the shares held by Fidelity Emerging Markets Limited and may be deemed to be the beneficial owner of these shares. The address of the selling shareholder is Palm Grove Unit 4, 265 Smith Road, George Town, P.O. Box 52A Edgewater Way, #1653, Grand Cayman KY1-9006, Cayman Islands.

(11)	Rio Valentina Cruz, the controlling person of ADA LABS LTD, has discretionary authority to vote and dispose of the shares held by ADA LABS LTD and may be deemed to be the beneficial owner of these shares. The address of the selling shareholder is Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands. VG1110.

(12)	The address of the selling shareholder is Jinlan Apartment 3-1-1401, Hangzhou, Zhejiang, China.

PLAN OF DISTRIBUTION

We are registering the Resale Shares to permit resale by the Selling Shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the Resale Shares. We will bear all fees and expenses incident to our obligation to register the Resale Shares.

The Selling Shareholders may sell all or a portion of the Resale Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell the Resale Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus.

In addition, the Selling Shareholders may transfer the Resale Shares by other means not described in this prospectus. If the Selling Shareholders effect such transactions by selling the Resale Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the Resale Shares for whom it may act as agent or to whom it may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in

In connection with sales of the Resale Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Resale Shares in the course of hedging in positions they assume. The Selling Shareholders may also sell the Resale Shares short and deliver the Resale Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge the Resale Shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Shareholder also may transfer and donate the Resale Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Shareholders and any broker-dealer participating in the distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

Under the securities laws of some states of the United States, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that the Selling Shareholders will sell any or all of the Resale Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Ordinary Shares by the Selling Shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

We will pay all expenses of the registration of the Resale Shares, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Shareholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Shareholder will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Shareholders specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Resale Shares will be freely tradable in the hands of persons other than our affiliates.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, a substantial portion of our operations are conducted in China, and substantially all of our assets are located in China. All of our officers are nationals or residents of jurisdictions in China and a substantial portion of their assets are located in China. As a result, it may make it more difficult for a shareholder or an investor to effect service of process within the United States upon these persons, or to enforce against us or our officers or directors with the judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States.

Ogier (Cayman) LLP (“Ogier”), our counsel as to Cayman Islands law and AllBright, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or;

●	in original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature.

Cayman Islands

Ogier, our Cayman counsel, has informed us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC

AllBright, our counsel as to PRC law, has advised us that the recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in the PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Certain legal matters as to PRC law will be passed upon for us by AllBright. Loeb & Loeb LLP may rely upon AllBright with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Wetour Robotics Limited appearing in the 2025 Annual Report for the year ended June 30, 2025, have been audited by Marcum Asia CPAs LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The registered address of Marcum Asia CPAs LLP is located at 7 Penn Plaza, Suite 830, New York, New York, 10001.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	the Company’s 2025 Annual Report on Form 20-F for the year ended June 30, 2025, filed with the SEC on October 30, 2025;

●	the Company’s reports of foreign private issuer on Form 6-K furnished with the SEC on November 10, 2025, November 25, 2025, January 7, 2026, February 13, 2026, March 2, 2026, March 5, 2026, March 12, 2026, March 16, 2026, March 19, 2026, April 10, 2026, and April 28, 2026.

●	the description of the Company’s Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on February 26, 2025, and any amendment or report filed for the purpose of updating such description;

●	all subsequent annual reports filed on Form 20-F prior to the termination of this offering; and

●	all subsequent reports of foreign private issuer furnished on Form 6-K prior to the termination of this offering that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

WETOUR TRAVEL TECH LLC

Room 7003

3300 N Interstate 35 Ste 700

Austin, TX 78705

You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities other than the securities described in this prospectus, or an offer to sell or the solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Wetour Robotics Limited

19,000,000 Ordinary Shares

Prospectus dated , 2026

PART II

Information Not Required in Prospectus

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our A&R memorandum and articles of association provides, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary, director (including alternate director) or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s, director’s (including alternate director’s) or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary, director (including alternate director) or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former secretary or officer, director (including alternate director) however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary, director (including alternate director) or any of our officers in respect of any matter identified in above on condition that the secretary, director (including alternate director) or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary, director (including alternate director) or that officer for those legal costs.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

WETOUR ROBOTICS LIMITED

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Memorandum and Articles of Association of the Company currently in effect (incorporated herein by reference to Exhibit 3.1 to the Company’s Report on Form 6-K furnished to the SEC on March 12, 2026)

5.1	Opinion of Ogier

10.1**	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 6-K furnished to the SEC on March 5, 2026)

23.1	Consent of Marcum Asia CPAs LLP

23.2	Consent of Ogier (included in Exhibit 5.1)

23.3	Consent of AllBright

24.1	Powers of Attorney (included on signature page)

107	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Previously filed

Item 10 Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on April 30, 2026.

Wetour Robotics Limited

By:	/s/ Nan Zheng
Name:	Nan Zheng
Title:	Chief Executive Officer, Chief Financial Officer, and Director
(Principal Executive Officer and Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Nan Zheng as attorneys-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such ordinary shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jiahua Zheng	Chairman of the Board of Directors and Director	April 30, 2026
Jiahua Zheng

/s/ Nan Zheng	CEO, CFO and Director	April 30, 2026
Name: Nan Zheng	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Ken He	Director	April 30, 2026
Ken He

/s/ Yili Liu	Director	April 30, 2026
Yili Liu

/s/ Hing Hang Bern Tsang	Director	April 30, 2026
Hing Hang Bern Tsang

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Wetour Robotics Limited has signed this registration statement or amendment thereto in the City of Austin, State of Texas on April 30, 2026.

By:	/s/ Yujie Rong
Name:	Yujie Rong
Title:	Authorized Signatory